EXHIBIT 10.20

                         SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 1, 2008 (the "AMENDMENT DATE"), by and among South Texas Oil Company, a Nevada corporation with its principal offices located at 769 Highway 95 N., Bastrop, Texas 78602 (the "COMPANY"), The Longview Fund, L.P., a California limited partnership ("LONGVIEW"), and Longview Marquis Master Fund, L.P., British Virgin Islands limited partnership ("MARQUIS" and, together with Longview, the "BUYERS"), with each of Longview's and Marquis' principal offices located at 600 Montgomery Street, 44th Floor, San Francisco, CA 94111 and other offices in Connecticut and New York, amends and restates that certain Loan Agreement, dated as of January 31, 2007, by and between the Company and Longview (as amended by the First Amendment (as defined below) and as otherwise amended or modified prior to the date hereof, the "LOAN AGREEMENT") and amends and restates the First Amendment.

      WHEREAS:

         A. Pursuant to the terms of the Loan Agreement, the Company initially had the right to borrow from Longview an aggregate amount not to exceed $15,000,000 during the Initial Term (as defined below), which obligation was represented by that certain Revolving Credit Note (as amended or modified prior to the date hereof, the "REVOLVING NOTE"), dated January 31, 2007, issued by the Company in favor of Longview.

         B. The Company and Longview entered into that certain Security Agreement (the "COMPANY SECURITY AGREEMENT"), dated as of January 31, 2007, pursuant to which the Company granted to Longview a security interest in the Collateral (as defined in the Amended and Restated Security Agreement), on the terms and conditions more specifically set forth therein.

         C. The Company's right to borrow amounts from Longview under the Loan Agreement commenced on the date of the Loan Agreement and, but for this Agreement, would have ended on January 31, 2008 (such period, the "INITIAL TERM"; provided, however, that the Company was permitted to borrow an aggregate of $2,000,000 under the Loan Agreement on February 6, 2008).

         D. The Company and Longview entered into that certain Subscription Agreement, dated as of January 31, 2007, pursuant to which Longview subscribed for 1,000,000 Common Stock Purchase Warrants representing the right to purchase 1,000,000 shares of the Company's common stock, $.001 par value per share ("COMMON STOCK"), restricted as to transfer under the applicable securities laws and containing legends to that effect and subject to piggyback registration rights as described therein (such Common Stock Purchase Warrants, together with any securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "WARRANTS"; the shares of Common Stock issuable upon exercise of the Warrants being referred to as the "WARRANT SHARES").

         E. The Company and Longview entered into that certain First Amendment to Loan Agreement and Revolving Credit Note (the "FIRST AMENDMENT"), dated as of September 25, 2007 (the "FIRST AMENDMENT DATE"), pursuant to which (i) the Company and Longview agreed to amend and restate the Revolving Note to increase the aggregate amount that the Company was entitled to borrow from Longview (subject to the terms and conditions of the Loan Agreement), and the principal amount of the Revolving Note, to $30,000,000 (the "MAXIMUM BORROWING AMOUNT"), (ii) the Company agreed to, among other things, grant to, and cause each of the Subsidiaries (as defined below) to grant to, Longview perpetual overriding royalty interests in the hydrocarbon production of all of the Company's and the Subsidiaries' current and future interest in their then current Real Property (as defined in Section 5(s)), except for the South Texas Properties (as defined in the First Amendment) (such Real Property, the "ORIGINAL OVERRIDE PROPERTIES" and such overriding perpetual royalty interests therein as set forth in Schedule I to the First Amendment, the "ORIGINAL OVERRIDE INTERESTS"), the rights to such Override Interests to be set forth in certain Conveyances of Overriding Royalty Interests (the "ORIGINAL OVERRIDE CONVEYANCES"), and (iii) the Company agreed to enter into, and to cause each of the Subsidiaries to enter into, (a) a guaranty for the Obligations (as defined in the Amended and Restated Security Agreement) (the "SUBSIDIARY GUARANTY" and the guarantees under the Subsidiary Guaranty, including any such guarantee added after the Amendment Date, the "GUARANTEES"), and (b) security and pledge agreements and such other documents and instruments as are necessary to provide Longview with a valid, perfected, first priority security interest in substantially all of the assets of the Company and each of the Subsidiaries.

         F. Longview and Marquis entered into that certain Purchase and Sale Agreement (the "PURCHASE AGREEMENT"), dated as of February 4, 2008, pursuant to which Marquis acquired from Longview (i) a twenty-five percent (25%) interest in each of the following: (a) the Revolving Note, (b) the aggregate then outstanding principal balance of the advances made by Longview to the Company pursuant to the Revolving Note (the "ADVANCES") as of the date of the Purchase Agreement (the "OUTSTANDING NOTE PRINCIPAL AMOUNT"), (c) accrued and unpaid interest payable on the Revolving Note through and including the date of the Purchase Agreement (the "OUTSTANDING NOTE INTEREST AMOUNT"), and (d) Longview's right to receive the Original Override Conveyances, (ii) 250,000 of the Warrants, representing the right to purchase 250,000 shares of Common Stock and (iii) related rights and obligations under the Loan Agreement, including, without limitation, twenty-five percent (25%) of Longview's obligation to make future Advances pursuant to the Loan Agreement, with the remaining (i) seventy-five percent (75%) interest in each of the Revolving Note, the Outstanding Note Principal Amount, the Outstanding Note Interest Amount and Longview's right to receive the Override Conveyances, (ii) 750,000 of the Warrants, representing the right to purchase 750,000 shares of Common Stock, and (iii) rights and obligations under the Loan Agreement, including the obligation to make seventy-five percent (75%) of any future Advances pursuant to the Loan Agreement, continuing to be held by Longview.

         G. As required by the First Amendment, prior to the date hereof, the Subsidiaries and Longview executed and delivered a Security Agreement (as amended or modified prior to the date hereof, the
            "SUBSIDIARY SECURITY AGREEMENT"), pursuant to which the Subsidiaries have provided to Longview security interests in substantially all of the assets of the Subsidiaries.

         H. As of the Amendment Date, the aggregate outstanding principal balance of the Advances represented by the Revolving Note, together with all accrued and unpaid interest payable on the Revolving Note, was $23,877,350.82 (the "CURRENT OUTSTANDING AMOUNT").

         I. The Company and each of the Buyers desire to enter into this Agreement to, among other things, amend and restate in its entirety all terms, conditions and provisions of the Loan Agreement, as set forth in this Agreement. The Loan Agreement and the First Amendment are hereby amended and restated to read in their entirety to read in full as set forth in this Agreement, effective as of the Amendment Date.

         J. The Company and each of the Buyers are executing and delivering this Agreement and the securities described herein in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT").

         K. Subject to the terms and conditions hereof, each of the Buyers and the Company will amend and restate the Revolving Note, and the Company will deliver to the Buyers senior secured notes, substantially in the form attached as Exhibit A, in an original aggregate principal amount equal to the Current Outstanding Amount (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "INITIAL NOTES").

         L. Subject to the terms and conditions set forth in this Agreement, during the Additional Note Issuance Period (as defined below), the Company will have the option to sell, and if the Company exercises such option the Buyers shall be obligated to purchase, additional senior secured notes (including any promissory notes or other securities issued in exchange or substitution for such senior secured notes or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, the "ADDITIONAL NOTES," and, collectively with the Initial Notes, the "NOTES"), each with a maturity date of December 31, 2009 and otherwise in the form attached as Exhibit B, in an original aggregate principal amount of up to $6,122,649.18 (which represents the result of the Maximum Borrowing Amount minus the aggregate principal amount on the Initial Notes) (the "AGGREGATE ADDITIONAL
            NOTE ISSUANCE AMOUNT").

         M. Contemporaneously with the execution and delivery of this Agreement, the Buyers and the Company and the Subsidiaries are executing and delivering an Amended and Restated Security Agreement, substantially in the form attached as Exhibit C (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "AMENDED AND RESTATED SECURITY AGREEMENT"), pursuant to which the Company Security Agreement and the Subsidiary Security Agreement are consolidated into one agreement and amended and restated in full, the Buyers designate
            Viking Asset Management, LLC, as agent for the Buyers (the "COLLATERAL AGENT"), and the Company and the Subsidiaries provide the Collateral Agent with a security interest in substantially all of their assets.

         N. Contemporaneously  with  the  execution   and   delivery   of  this
            Agreement, the Buyers and the Company and the Subsidiaries are executing and delivering to the Collateral Agent one or more Mortgages, each in the form attached as Exhibit D (with such modifications as the Collateral Agent deems necessary or appropriate for states other than Texas), pursuant to which the Company and the Subsidiaries grant to the Buyers interests in all of the Real Property (as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, collectively, the "MORTGAGES").

         O. Contemporaneously with the execution and delivery of this Agreement, the Buyers and the Company and the Subsidiaries are executing and delivering one or more Deposit Account Control Agreements, each in the form attached as Exhibit E (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "ACCOUNT CONTROL AGREEMENTS"), pursuant to which the Company and each of the Subsidiaries that maintain bank, brokerage or other similar accounts with any banks, brokerage firms and/or other financial institutions (collectively, the "BANKS") agree to enable the Collateral Agent to perfect its security interest in all of the Company's and the Subsidiaries' right, title and interest in certain accounts and in all collateral from time to time credited to such accounts.

         P. Contemporaneously with the execution and delivery of this Agreement, the Subsidiaries and the Buyers are executing and delivering the Subsidiary Guaranty, in the form attached as Exhibit F.

         Q. Contemporaneously with the execution and delivery of this Agreement, Collateral Agent and the Company are executing and delivering a Pledge Agreement, in the form attached as Exhibit G (as the same may be amended, supplemented, restated or modified and in effect from time to time, together, the "PLEDGE AGREEMENT" and, collectively with the Subsidiary Guaranty, the Amended and Restated Security Agreement, the Account Control Agreements, the Mortgages and the Additional Security Documents (as defined in Section 2(d)), the "SECURITY DOCUMENTS"), pursuant to which the Company agrees to pledge all of the Capital Stock of the Subsidiaries, and other equity in the Subsidiaries to the Collateral Agent as collateral for the Notes.

         R. Contemporaneously with the execution and delivery of this Agreement, the Buyers and the Company and the Subsidiaries are executing and delivering to the Collateral Agent, in lieu of delivering the Original Override Conveyances pursuant to the First Amendment, Conveyances of Overriding Royalty Interests, each in the form attached as Exhibit H, pursuant to which the Company and each of the Subsidiaries grant to the Buyers perpetual overriding royalty interests, effective from the First Amendment Date, in the hydrocarbon production of all of the Company's and the Subsidiaries' current and future interest in all of their Real Property as of the Amendment Date, including the South Texas Properties, equal to an aggregate of three percent (3%) (such Real Property, the "CURRENT OVERRIDE PROPERTIES" and such overriding perpetual royalty interests therein, the "CURRENT OVERRIDE INTERESTS"), the rights to the Current Override Interests to be set forth in certain Conveyances of Overriding Royalty Interests (as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the "REPLACEMENT OVERRIDE CONVEYANCES").

         S. Contemporaneously with the execution and delivery of this Agreement, the Buyers are receiving the opinion of Gary Lancaster, Esq., dated as of the Amendment Date, in the form attached as
            Exhibit I, which opinion addresses, among other things, laws of the State of Texas applicable to the Mortgages for the Real Property located in the State of Texas.

         T. The Company and each of the Buyers desire to amend the Warrants as set forth in this Agreement.

      NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Buyers and the Company hereby amend and restate the Loan Agreement in its entirety, without effecting a novation of the Obligations, and otherwise agree as follows:

1.    AMENDMENT AND RESTATEMENT OF REVOLVING NOTE; ADDITIONAL NOTES.

      a.    Delivery of Notes

      . The Company and each of the Buyers, severally and not jointly, hereby amend and restate the Revolving Note with respect to the Current Outstanding Amount to read in its entirety as set forth in the Longview Initial Note and the Marquis Initial Note (each as defined below). To effectuate the foregoing,
(A) on the Amendment Date, the Company (I) shall deliver to Longview an Initial
Note in an original aggregate principal amount of $17,908,013.11 (the "LONGVIEW INITIAL NOTE"), duly executed on the Company's behalf and registered in the name of Longview or its designee, and (II) shall deliver to Marquis an Initial
Note in an original aggregate principal amount of $5,969,337.71 (the "MARQUIS INITIAL NOTE"), duly executed on the Company's behalf and registered in the name of Marquis or its designee, and (B) Longview shall deliver the Revolving Note to the Company for cancellation (the "AMENDMENT AND RESTATEMENT OF THE NOTE"). The completion of the foregoing, as provided for in this Section 1(a) shall effect the cancellation of the Revolving Note, and the Company shall stamp "Cancelled" on the Revolving Note and send a copy of the Revolving Note (as so stamped) to Longview.

      b.    Purchase and Sale of Additional Notes

      . Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 8 and 9 below, during the period commencing on the Amendment Date and continuing until the earliest to occur of (a) December 31, 2008, and
(b) a date not less than thirty (30) days after all of the Buyers give notice of such date to the Company of termination of such period (the "ADDITIONAL NOTE ISSUANCE PERIOD"), the Company may elect to sell Additional Notes to the Buyers. Subject to the limitations set forth in this Section 1(b) and Section 1(c), at any time during the Additional Note Issuance Period, the Company may, in its sole discretion, deliver (by facsimile) a written notice to the Buyers electing to sell Additional Notes to the Buyers (an "ADDITIONAL SALE ELECTION NOTICE"). The Company may not deliver more than one Additional Sale Election Notice during any 30-day period, unless all of the Buyers otherwise agree in writing. The Additional Sale Election Notice shall set forth the aggregate principal amount of Additional Notes to be sold to the Buyers (the "ADDITIONAL
NOTE ISSUANCE AMOUNT") on an Additional Closing Date (as defined in Section 1(c)); provided, however, that (A) the sum of the Additional Note Issuance Amount and the aggregate principal amount of all other Additional Notes issued to the Buyers does not exceed the Aggregate Additional Note Issuance Amount, and (B) the sum of the Additional Note Issuance Amount and the aggregate principal amount of all other Notes issued in the same calendar month as the Additional Closing Date for the Additional Note Issuance Amount shall not exceed $2,000,000, subject to increase upon unanimous written approval by the Buyers (the limitations on the Additional Note Issuance Amount set forth in the immediately preceding clauses (A) and (B) being together referred to as the "ADDITIONAL NOTE ISSUANCE AMOUNT LIMITATIONS"). The Additional Sale Election Notice shall also set forth (i) the Company's principal amount of Additional Notes to be purchased (subject to the limitations provided in the next sentence), and (ii) the Additional Closing Date for the purchase and sale of Additional Notes pursuant to such Additional Sale Election Notice (determined as provided in Section 1(c) below). In the event that the Company delivers an Additional Sale Election Notice in accordance with the foregoing, subject to the conditions set forth in this Section 1(b) and Sections 1(c), 8 and 9 below, then with respect to each Additional Sale Election Notice, the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company, on the applicable Additional Closing Date (an "ADDITIONAL CLOSING"), an Additional Note in a principal amount equal to the product of the Additional
Note Issuance Amount, multiplied by such Buyer's allocation percentage (as set forth opposite such Buyer's name in the fourth column on the Schedule of Buyers (such Buyer's "ALLOCATION PERCENTAGE"). The aggregate purchase price (the "ADDITIONAL PURCHASE PRICE") of the Additional Notes at the applicable Additional Closing shall be equal to $1.00 for each $1.00 of principal amount of the Additional Notes purchased. As used in this Agreement, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

      c.    Additional Closing Dates

      . The date and time of any Additional Closing (an "ADDITIONAL CLOSING DATE") shall be 10:00 a.m., New York City time, on the fifteenth (15th) day following receipt by each Buyer of an Additional Sale Election Notice (or, if such fifteenth (15th) day is not a Business Day, on the first Business Day after such fifteenth (15th) day), subject to the satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 1(b), 8 and 9 and the conditions set forth in this Section 1(c) or the waiver thereof in writing by such Buyer (or such earlier or later date and time as is mutually agreed to by the Company and the Buyers). Notwithstanding the foregoing, the Company shall not be entitled to deliver an Additional Sale Election Notice unless each of the following conditions is satisfied (or waived in writing by the applicable Buyer) as of and through the date on which the Company delivers to each Buyer the applicable Additional Sale Election Notice (the "ADDITIONAL SALE ELECTION NOTICE DATE"), and no Buyer shall be required to purchase the Additional Notes unless each of the following conditions and the conditions set forth in this Section 1(c) and Section 9 are satisfied (or waived in writing by the applicable Buyer) as of and through the applicable Additional Closing Date (the "ADDITIONAL SALE ELECTION NOTICE CONDITIONS"): (i) during the period beginning on the Amendment Date and ending on and including the applicable Additional Closing Date, there shall not have occurred either the public announcement of a pending, proposed or intended Change in Control (as defined in the Notes) which has not been abandoned or terminated and publicly announced as such, or an Event of Default (as defined in the Notes); (ii) during the ninety (90) day period ending on and including such Additional Closing Date, there shall not have occurred an event that with the passage of time or the giving of notice (or both) and without being cured would constitute an Event of Default; or (iii) as of the Additional Sale Election Notice Date and as of such Additional Closing Date, Notes remain outstanding. Any Additional Closing shall occur on the applicable Additional Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661-3693, or at such other place as the Company and the Buyers may jointly designate in writing. The delivery of an Additional Sale Election Notice and the issuance of any Additional Notes shall constitute a certification by the Company that all the representations and warranties of the Company are true and correct as of the date of such notice or issuance (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and that the Company and the Subsidiaries have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents (as defined below) to be performed, satisfied or complied with by the Company or the Subsidiaries at or prior to such date. For purposes hereof, (i) "SUBSIDIARIES" means STO Operating Company, STO Drilling Company, STO Properties LLC, Southern Texas Oil Company and all other entities in which the Company, STO Operating Company or Southern Texas Oil Company, directly or indirectly, owns Capital Stock or holds equity or similar interests at the time of this Agreement or at any time hereafter, and (ii) "PERIODIC REPORT" shall mean a quarterly report on Form 10-QSB or 10-Q or annual report on Form 10-KSB or 10-K.

      d.    Additional Closing Date Form of Payment

      . On each Additional Closing Date, if any, (i) each Buyer shall pay the applicable Additional Purchase Price for the Additional Notes to be issued and sold to such Buyer on such Additional Closing Date, by wire transfer of immediately available funds in accordance with the Company's written wire instructions (less any amount deducted and paid in accordance with Section 5(h), and (ii) the Company shall deliver to each Buyer the Additional Notes that such Buyer is purchasing hereunder on the Additional Closing Date, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

1A.   AMENDMENT OF WARRANTS.

      e.    Acknowledgement of Exercise Price

      . Each of the Buyers, severally and not jointly, hereby acknowledges and agrees with the Company that, as of the Amendment Date, the Purchase Price (as defined in the Warrants) under the Warrants held by such Buyer is Ten Dollars ($10.00) (regardless of whether any issuances of Common Stock prior to the Amendment Date could have resulted in an adjustment to such Purchase Price). The foregoing (i) is not, and shall not be deemed to be, a waiver or modification of rights under each of the Warrants to an adjustment of the Purchase Price thereunder as a result of issuances of Common Stock, or other events, on or after the Amendment Date (subject to Section 1A(b) below), and
(ii) does not, and shall not be deemed to, establish a custom or course of dealing.

      f.    Warrant Amendment

      . The Company and each of the Buyers, severally and not jointly, hereby amend Section 3.4 of each of the Warrants held by such Buyer by replacing the parenthetical "(as defined in the Subscription Agreement)" in the first sentence of such Section 3.4 with the parenthetical "(as defined below)" and by adding the following sentence at the end of such Section 3.4:

      "For purposes hereof, "EXCEPTED ISSUANCES" means (i) any issuances of shares of Common Stock (A) as consideration in a merger or consolidation (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (B) in connection with any strategic partnership or joint venture (the primary purpose or material result of which is not to raise or obtain equity capital or cash), or (C) as consideration for the acquisition of a business, a product, a license, Real Property or other assets (the primary purpose or material result of which is not to raise or obtain equity capital or cash), (ii) any issuances of shares of Common Stock upon exercise or conversion of any options, warrants, convertible notes or other convertible securities outstanding as of April 1, 2008 and described in the Periodic Reports filed prior to April 1, 2008, provided such securities are not amended or modified on or after April 1, 2008 and provided that the conversion price, exchange price, exercise price or other purchase price is not reduced, adjusted or otherwise modified and the number of shares issued or issuable is not increased (whether by operation of law or in accordance with the relevant governing documents or otherwise) on or after April 1, 2008, and (iii) any grants of options or warrants to purchase shares of Common Stock and issuances of shares of Common Stock (upon exercise of outstanding options or warrants or otherwise) to officers, employees and directors of, and consultants and advisors to, the Company or any of the Subsidiaries as compensation for the performance of bona fide services for the Company or any of the Subsidiaries.

2. DELIVERY OF CONVEYANCES OF OVERRIDING ROYALTY INTERESTS, MORTGAGES, ACCOUNT CONTROL AGREEMENTS, AND SECURITY DOCUMENTS AND WARRANTS.

      a.    Conveyances of Overriding Royalty Interests

      . On the Amendment Date, the Company shall, and shall cause each of the Subsidiaries to, deliver to each of the Buyers Replacement Override Conveyances, each duly and validly executed by the Company and each of the Subsidiaries (as applicable), providing such Buyer with overriding royalty interests, effective from the First Amendment Date, in the hydrocarbon production of all of the Company's and the Subsidiaries' current and future interest in the Current Override Properties equal to three percent (3%), multiplied by such Buyer's Allocation Percentage.

      b.    Mortgages

      . On the Amendment Date, the Company shall, and shall cause each of the Subsidiaries to, deliver to the Collateral Agent the Mortgages, each duly and validly executed by the Company and each of the Subsidiaries (as applicable).

      c.    Account Control Agreements

      . On the Amendment Date, the Company shall, and shall cause each of its subsidiaries to, deliver to the Collateral Agent the Mortgages, each duly and validly executed by the Company, each of the Subsidiaries (as applicable) and the Banks.

      d.    Other Security Documents

      . On the Amendment Date, the Company shall, and shall cause each of the Subsidiaries to, deliver to the Collateral Agent such other financing statements, documents and instruments as are necessary to provide the Collateral Agent with a valid, perfected, first-priority security interest (subject to Permitted Liens (as defined in Section 5(t)) in substantially all of the assets of the Company and each of the Subsidiaries (collectively, the "ADDITIONAL SECURITY DOCUMENTS"), each duly and validly executed by Company and the Subsidiaries (as applicable).

      e.    Warrants

      . On the Amendment Date, the Company shall issue and deliver to Longview Warrants, dated January 31, 2007, to purchase 750,000 shares of Common Stock, duly and validly executed by the Company, and shall issue and deliver to Marquis Warrants, dated February 4, 2008, to purchase 250,000 shares of Common Stock, duly and validly executed by the Company, each such Warrant to be in the form of the Warrants originally issued by the Company to Longview on January 31, 2007, except as amended by Section 1A(b) above (and, in the case of the Warrants issued to Marquis, dated as set forth in this sentence). Upon the receipt by each of the Buyers of such Warrants, the Warrants originally issued by the Company to Longview on January 31, 2007 shall terminate and be of no further force or effect, and Longview shall promptly thereafter return such originally issued Warrants to the Company for cancellation.

3.    BUYERS' REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants, as of the Amendment Date and each Additional Closing Date, to the Company, with respect to only such Buyer, that:

      a.    Investment Purpose

      . Such Buyer (i) is acquiring (or has acquired) the Notes and the related Guarantees and the Warrants, and will acquire any Warrant Shares upon exercise of the Warrants (the Notes, the Guarantees, the Warrants and the Warrant Shares, collectively, the "SECURITIES"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum period or other specific term and such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act.

      b.    Accredited Investor Status

      . Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

      c.    Reliance on Exemptions

      . Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. For purposes hereof, "SECURITIES LAWS" means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

      d.    Information

      . Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 4 below or contained in any of the other Transaction Documents. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

      e.    No Governmental Review

      . Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. As used in this Agreement, "GOVERNMENTAL ENTITY" means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

      f.    Transfer or Resale

      . Such Buyer understands that, (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be, have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws;
(iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

      g.    Legends

      . Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (the "1933 ACT LEGEND") (and a stop-transfer order may be placed against transfer of such certificates):

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR
      (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Upon the written request to the Company of a holder of a certificate or other instrument representing Notes, Warrants or Warrant Shares, the 1933 Act Legend shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped (or, in the case of any Warrant Shares being acquired upon exercise of a Warrant, the Company shall issue the certificate representing such Warrant Shares without the 1933 Act Legend), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) without compliance with Rule 144(e) or Rule 144(f) (or successors thereto), or (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144.

      h.    Authorization; Enforcement; Validity

      . Such Buyer is a validly existing partnership and has the requisite partnership power and authority to purchase the Securities pursuant to this Agreement. Each of this Agreement and the Amended and Restated Security Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer, and each is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms. Each of the other agreements and other documents entered into and executed by such Buyer in connection with the transactions contemplated hereby as of the Amendment Date and as of each Additional Closing Date will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the Amendment Date or such Additional Closing Date, as applicable, and will constitute valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.

      i.    Residency and Offices

      .   Such  Buyer  is  a  resident  of the jurisdiction specified below its address on the Schedule of Buyers.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants, as of the Amendment Date and each Additional Closing Date, to each of the Buyers, that:

      a.    Due Incorporation

      . The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. Schedule 4(a) sets forth a true and correct list of the Subsidiaries and the jurisdiction in which each is organized or incorporated and sets forth the percentage of the outstanding Capital Stock or other equity interests of each entity that is held by the Company. Other than with respect to the entities listed on Schedule 4(a), the Company does not directly or indirectly own any security or beneficial interest, in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person. The Company and each Subsidiary is duly qualified as a foreign corporation, or other entity, as applicable, to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes hereof, "MATERIAL ADVERSE EFFECT" means any material adverse effect on (a) the condition, operations, assets, business or prospects of the Company, (b) the Company's ability to pay the Obligations in accordance with the terms hereof or any of the Security Documents, (c) the Buyers' lien on the accounts subject to the Account Control Agreements or the priority of any such lien, or (d) the practical realization of the benefits of the Buyers' rights and remedies under this Agreement and the Transaction Documents.

      b.    Outstanding Stock

      . All issued and outstanding shares of Capital Stock of the Company and each Subsidiary has been duly authorized and validly issued and are fully paid and nonassessable.

      c.    Authorization; Enforcement; Validity

      . Each of the Company and the applicable Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Notes, the Amended and Restated Security Agreement, the Account Control Agreements, the Pledge Agreement, the Mortgages, the Replacement Override Conveyances, the Subsidiary Guaranty, the Additional Security Documents, the Warrants and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by the Company's board of directors and no further consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement, the Notes, the Amended and Restated Security Agreement, the Pledge Agreement, the Subsidiary Guaranty, the Warrants and the other Transaction Documents dated prior to the date hereof or of even date herewith have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, constitute the valid and binding obligations of each of the Company and the Subsidiaries that is a party thereto, and are enforceable against such parties in accordance with their terms. The Mortgages, the
Account Control Agreements, the Additional Security Documents and the Replacement Override Conveyances, when delivered in accordance with Section 2, and any other Transaction Documents dated after the date hereof, when delivered, shall have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, shall constitute the valid and binding obligations of each of the Company and the Subsidiaries that is a party thereto, and shall be enforceable against such parties in accordance with their terms. As of each Additional Closing Date, the Transaction Documents dated on or prior to such date shall have been duly executed and delivered by each of the Company and, to the extent applicable, by the Subsidiaries, shall constitute the valid and binding obligations of each of the Company and the Subsidiaries that is a party thereto, and shall be enforceable against such parties in accordance with their terms.

      d.    Additional Issuances

      . There are no outstanding agreements or preemptive or similar rights affecting the Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of common stock or equity of the Company, except as described in the Periodic Reports.

      e.    Consents

      . No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Subsidiaries, or any of their respective Affiliates, the Principal Market (as defined herein), the Company's shareholders or any of the Subsidiaries' shareholders, is required for the execution by the Company or any Subsidiary of the Transaction Documents or for compliance and performance by the Company or any of the Subsidiaries of its obligations under the Transaction Documents.

      f.    No Violation or Conflict

      . The performance of the obligations of the Company and any of the Subsidiaries under the Transaction Documents do not and will not:

            (i) violate, conflict with, result in a breach of, or constitute a default (or an event which, with the giving of notice or the lapse of time or both, would be reasonably likely to constitute a default) under (i) the Articles of Incorporation of the Company (the "ARTICLES OF INCORPORATION"), the bylaws of the Company (the "BYLAWS"), or the organizational documents of any Subsidiary, (ii) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of the Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Subsidiaries or over the properties or assets of the Company, any of the Subsidiaries or any of their respective Affiliates, including environmental and safety laws, (iii) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, any of the Subsidiaries or any of their respective Affiliates is a party, by which the Company, any of the Subsidiaries or any of their respective Affiliates is bound, or to which any of the properties of the Company, any of the Subsidiaries or any of their respective Affiliates is subject, or (iv) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, any of the Subsidiaries or any of their respective Affiliates is a party; or

            (ii) except as contemplated hereby, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any of the Subsidiaries or any of their respective Affiliates; or

            (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of the Company or any of the Subsidiaries; or

            (iv) result in the acceleration of the due date of any obligation of the Company or any of the Subsidiaries.

      g.    The Securities

      .  The Securities, upon issuance:

            (i) are and will be, free and clear of any security interests, liens, claims or other encumbrances;

            (ii)  have been, or will be, duly and validly authorized;

            (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities or debt of the Company; and

            (iv) will not subject the holders thereof to personal liability by reason of being such holders.

      h.    Litigation

      . There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or any of the Subsidiaries of, or the performance by the Company, or any of the Subsidiaries of their respective obligations under, the Transaction Documents. Except as disclosed in the Periodic Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

      i.    Reporting Company

      . The Company is a publicly-held company, subject to the reporting obligation pursuant to Section 13 and/or 15(d) of the Securities Exchange Act of 1934 (the "1934 ACT"), and has a class of common shares reported pursuant to
Section 12(b) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve (12) months.

      j.    Information Concerning Company

      . As of their respective dates, the Periodic Reports filed by the Company prior to the date this representation is made contained all material information relating to the Company and its operations and financial condition that was required to be disclosed therein. As of their respective dates, the Periodic Reports and other reports, schedules, forms, registration statements and other documents filed by the Company with the SEC prior to the date this representation is made, including the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made. As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the Periodic Reports filed by the Company prior to the date this representation is made complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may have excluded footnotes or may have been condensed or summary statements) and fairly presented in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that were not material individually or in the aggregate). Since the date of the most recent balance sheet included in the Periodic Reports (the "LATEST FINANCIAL DATE"), there has been no Material Adverse Effect relating to the Company's business, financial condition or affairs not disclosed in the Periodic Reports.

      k.    Defaults

      . The Company is not in violation of the Articles of Incorporation or Bylaws and no Subsidiary is in violation of the organizational documents of such Subsidiary. The Company, and each Subsidiary, is (a) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (b) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, and (c) to the Company's knowledge, not in violation of any statute, rule or regulation of any governmental authority, which violation would have a Material Adverse Effect.

      l.    Listing

      . The Common Stock is currently listed on the NASDAQ Global Market (the "PRINCIPAL MARKET"; however, if the Common Stock becomes listed on another national securities exchange after the Amendment Date, the "PRINCIPAL MARKET" shall mean such exchange) under the symbol "STXX." The Company has not received any oral or written notice that the Common Stock is not eligible, nor that it will become ineligible for listing on the Principal Market nor that the Common Stock does not meet all requirements for the continuation of such listing. The Company satisfies all the requirements for the continued listing of the Common Stock on the Principal Market.

      m.    No Undisclosed Liabilities

      . The Company has no liabilities or obligations which are material, individually or in the aggregate, that are not disclosed in the Periodic Reports, other than those incurred in the ordinary course of the Company's businesses since the Latest Financial Date or that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      n.    No Undisclosed Events or Circumstances

      . Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date this representation is made by the Company, but which has not been so publicly announced or disclosed in the Public Reports.

      o.    Capitalization

      . The authorized and outstanding Capital Stock of the Company as of the date this representation is made is set forth in the Periodic Reports. Except as set forth in the Periodic Reports, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of Capital Stock of the Company or any of the Subsidiaries. All of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

      p.    No Disagreements with Accountants and Lawyers

      . There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such agreements during the two years prior to the date this representation is made.

      q.    DTC Status

      . The Company's transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the Depository Trust Company's Automated Securities Transfer Program.

      r.    Investment Company

      .   Neither the Company nor any  Affiliate  is  an  "investment  company"
within the meaning of the Investment Company Act of 1940, as amended.

      s.    No General Solicitation

      . Neither the Company, nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities. As used in this Agreement, "AFFILIATE" means, with respect to any Person, a second Person (A) in which the first Person owns a 5% equity interest, or (B) that, directly or indirectly, (i) has a 5% equity interest in such first Person, (ii) has a common ownership with such first Person, (iii) controls such first Person, (iv) is controlled by such first Person or (v) shares or is under common control with such first Person; and "Control" or "controls" means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

      t.    No Integrated Offering

      . Neither the Company nor any Subsidiary, any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security, or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval requirements of the Principal Market or of any other authority, nor will the Company, any Subsidiary or any Person acting on behalf of any of the foregoing, take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable stockholder approval requirements of the Principal Market or of any other authority. The issuance by the Company of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

      u.    Tax Status

      . Neither the Company nor any of the Subsidiaries is, or after giving effect to the purchases and the other transactions contemplated by this Agreement and the other Transaction Documents will be, a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

      v.    Replacement Override Conveyances

      . The Replacement Override Conveyances, upon execution and delivery by the parties thereto, (i) will legally and effectively convey perpetual overriding royalty interests in the Hydrocarbon production in all of the Current Override Properties, in the percentages and as otherwise described in such conveyances, in each of the respective jurisdictions in which such Current Override Property is located, and (ii) will provide legal descriptions of the Subject Lands (as defined in each of the Replacement Override Conveyances) sufficient to satisfy all requirements relating to such descriptions in each of such jurisdictions.

      w.    Outstanding Indebtedness; Liens

      . Payments of principal and other payments due under the outstanding Notes will rank senior to all Indebtedness of the Company (other than the obligations evidenced by the Diversity Note) and, by virtue of their secured position and to the extent of the Collateral, to all trade account payables of the Company, and the obligations of the Subsidiaries under the Guarantees will at all times rank senior to all other Indebtedness of the Subsidiaries and, by virtue of the secured position of the Guarantees and to the extent of the Collateral, to all trade account payables of any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness, except for the obligations evidenced by the Notes, and by the Diversity Note, for the Leexus Additional Consideration Obligation, and for any other Permitted Indebtedness (as defined in Section 6(f) hereof). There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company or the Subsidiaries, except for Permitted Liens. There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of the Subsidiaries or any of their respective assets, other than pursuant to the Amended and Restated Security Agreement. For purposes hereof, "INDEBTEDNESS" of any Person means, without duplication: (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company's and the Subsidiaries' business, including those that arise under standard industry joint operating agreements, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred and (C) not unpaid in excess of ninety (90) days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made); (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (iv) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all indebtedness referred to in clauses (i) through
(vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above, "CAPITAL LEASE OBLIGATION" means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; "DIVERSITY NOTE" means that certain Promissory Note, dated September 24, 2007, in the principal amount of $1,500,000 (as in effect on the date of its original issuance, without any waiver, amendment, supplement, restatement or other modification thereof after such date), issued by the Company to Diversity Petroleum, L.P. ("DIVERSITY"), pursuant to that certain Purchase and Sale Agreement, dated as of September 25, 2007, among STO Properties LLC ("STO"), a Texas limited liability company and wholly-owned subsidiary of the Company, Diversity and the other parties thereto (collectively with Diversity, the "SELLERS"), whereby STO purchased certain assets of the Sellers; "DIVERSITY SECURITY INTEREST" means the first priority security interest granted by STO in favor of Sellers, pursuant to that certain Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing, dated September 25, 2007, between STO and Charles D. Perez, as Trustee for the benefit of the Sellers, in STO's right title, interest, privileges and options in the real property subject to the leases set forth on Exhibit B to the Deed of Trust, as security for the performance by STO of its obligations under the Diversity Note (as such security interest was in effect on the date of its grant, without any waiver, amendment, supplement, restatement or other modification thereof after such date); and "LEEXUS ADDITIONAL CONSIDERATION OBLIGATION" means the Company's obligation under that certain Agreement and Plan of Merger, dated as of March 7, 2007 (the "LEEXUS MERGER AGREEMENT"), by and among the Company, Leexus Operating Company, Leexus Properties Corp. ("LEEXUS") and the shareholders of Leexus (the "LEEXUS SHAREHOLDERS") (as such agreement was in effect on the original date thereof, without any waiver, amendment, supplement, restatement or other modification after such date), to pay Additional Consideration (as defined in the Leexus Merger Agreement) to the Leexus Shareholders pursuant to, and subject to the terms and conditions set forth in, Section IV of the Leexus Merger Agreement.

5.    AFFIRMATIVE COVENANTS.

      a.    Reasonable Best Efforts

      .   Each party shall use its reasonable best efforts  to  timely  satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

      b.    Form D and Blue Sky

      . The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyers promptly after such filing. The Company shall, on or before each Additional Closing Dates, take such action as the Company shall reasonably determine is necessary in order to timely obtain an exemption for, or to qualify the Securities for, issuance to the Buyers on any such Additional Closing Date pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide to the Buyers evidence of any such action so taken on or prior to any such Additional Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following such Additional Closing Date.

      c.    Reporting Status

      . Until the latest of (i) the first date on which no Notes remain outstanding, (ii) the date on which the Amended and Restated Security Agreement has terminated, (iii) the first date that is the last day of the Additional
Note Issuance Period, and (iv) the date on which the Buyers no longer own any Securities (the period ending on such latest date, the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit such termination.

      d.    Use of Proceeds

      .  The  Company  will  use  the  proceeds from the sale of any Additional
Notes:  for general working capital needs.

      e.    Financial Information of the Company

      . The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are immediately available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of each of its Periodic Reports, Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg Financial Markets (or any successor thereto), facsimile copies of all press releases issued by the Company or any of the Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with making available or giving same to the shareholders.

      f.    Internal Accounting Controls

      . During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person's business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences, (iii) timely file and make publicly available on the SEC's EDGAR system, all certifications and statements required by (M) Rule 13a-14 or Rule 15d-14 under the 1934 Act and
(N) Section 906 of Sarbanes Oxley, (iv) maintain disclosure controls and procedures, as required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, designed to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC's rules and forms and (Y) is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, as appropriate to allow timely decisions regarding required disclosure, and (v) maintain internal control over financial reporting, as required by Rule 13a-14 or Rule 15d-14 under the 1934 Act.

      g.    Listing

      . The Company shall take all actions necessary to cause the Common Stock to remain listed on the Principal Market at all times hereafter. The Company shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

      h.    Expenses

      . Subject to Section 12(k) below, on the Amendment Date and on each Additional Closing Date, the Company shall pay each Buyer a reimbursement amount equal to all of such Buyer's legal, due diligence and other expenses incurred in connection with this Agreement and any such Additional Closing Date, including, without limitation, fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated hereby and thereby. The aggregate amount payable to the Buyers pursuant to the preceding sentence, to the extent such costs and expenses remain outstanding as of any Additional Closing Date, shall be withheld as an off-set by the Buyers from its Additional Purchase Price to be paid by it at such closing. Additionally, at each closing occurring on any such Additional Closing Date, the Company shall pay all of its own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby. In addition to the fee and reimbursement obligations of the Company set forth in above in this Section 5(h), and not in limitation thereof, following the Amendment Date, the Company shall promptly reimburse each Buyer, each holder of Notes, and the Collateral Agent for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification, administration or waiver of any of the terms of this Agreement or the Transaction Documents, the enforcement of such Person's rights and remedies under this Agreement or any of the Transaction Documents, including all efforts made to enforce payment of any of the Obligations, and/or any institution, maintenance, preservation, enforcement, foreclosure, release, termination, amendment or modification of any mortgage, lien or other security interest of such Buyer or holder or the Collateral Agent in any of the Collateral (as defined in the Amended and Restated Security Agreement), whether through judicial proceedings or otherwise.

      i.    Disclosure of Transactions and Other Material Information.

            (i)   Not later than 5:30 p.m. (New York City  time)  on the fourth
(4th) Business Day following the execution and delivery of this Agreement, the Company shall file the Announcing Form 8-K with the SEC. The "ANNOUNCING FORM 8-K" (A) shall describe the terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (B) shall include, as exhibits to such Form 8-K, this Agreement (including the schedules hereto), the Initial Notes, the form of Additional Note, the Amended and Restated Security Agreement, the Subsidiary Guaranty, the Pledge Agreement, the form of Mortgage, the form of Account Control Agreement, and the Replacement Override Conveyances, and (C) shall include any other information required to be disclosed therein pursuant to any securities laws or other Laws. As used in this Agreement, "LAWS" means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

            (ii)  No  later  than  8:00  a.m. (New York City time) on the first
(1st) Business Day following each Additional Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions proposed or consummated (as the case may be) in connection with such Additional Closing Date, and the representations and schedules required by Section 9(c) (each such Form 8-K, an "ADDITIONAL CLOSING FORM 8-K").

            (iii) Subject  to  the  agreements  and covenants set forth in this
Section 5(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any such Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K or an Additional Closing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law, including as is required by Form 8-K or any successor form thereto (provided that any such Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof upon request).

            (iv) The Company represents, warrants and covenants to the Buyers that, from and after the filing of the Announcing Form 8-K with the SEC (subject to Section 5(m)), no Buyer shall be in possession of any material nonpublic information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of the Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of the Buyers. In the event of a breach of the foregoing covenant by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Buyers shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, the Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyers shall not have any liability to the Company, any of the Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information.

      j.    Pledge of Securities

      . The Company acknowledges and agrees that the Securities of the Buyers may be pledged by any Buyer or its transferees (each, including each of the Buyers, an "INVESTOR") in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including
Section  3(f)  of  this  Agreement.   The Company hereby agrees to execute  and
deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

      k.    Notices

      . From the date of this Agreement until the latest of (X) the date that is the last day of the Additional Note Issuance Period, (Y) the first date on which no Notes remain outstanding, and (Z) the date on which the Amended and Restated Security Agreement has terminated (the period ending on such latest date, the "SECURITY PERIOD").

            (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify the Buyers of the proposed opening of any new place of business or new location of Collateral (as defined in the Amended and Restated Security Agreement), the closing of any existing place of business or location of Collateral, any change in the location of such Person's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods (as defined in the Amended and Restated Security Agreement) of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Person has previously advised the Buyers that such Goods will be used.

            (ii) Names and Trade Names. Notify the Buyers in writing (i) at least thirty (30) days in advance of any change in such Person's legal name and
(ii) within ten (10) days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Buyers in writing.

            (iii) ERISA Matters. Promptly notify the Buyers of (x) the occurrence of any "reportable event" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("PLAN") covering any officers or employees of such Person, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

            (iv) Environmental Matters. Immediately notify the Buyers upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Person or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of the requirements of any Environmental Law or any other environmental, health or safety matter which affects such Person or its business operations or assets or any properties at which such Person has transported, stored or disposed of any Hazardous Materials, unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

            (v) Default; Material Adverse Effect. Promptly advise the Buyers of any material adverse change in the business, property, assets, operations or financial condition of such Person, any other Material Adverse Effect, or the occurrence of any Event of Default (as defined in the Notes) or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by the Company or the applicable Subsidiary to the Buyers in writing.

      l.    Compliance with Laws and Maintenance of Permits

      . During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all Laws (including Environmental Laws and Laws relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Person.

      m.    Inspection and Audits

      . During the Reporting Period and subject to each Buyer's execution of a confidentiality agreement reasonably acceptable to the Company with respect to the information provided pursuant to Sections 5(m)(i) and 5(m)(ii) hereto, which execution shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such Buyer's request hereunder, of the restriction herein on the Company's disclosure to such Buyer of material nonpublic information:

            (i) The Company shall, and shall cause each of the Subsidiaries to, permit each Buyer (and each Buyer's designees), at such Buyer's own expense, to call at the places of business of the Company and of each of the Subsidiaries at any reasonable times, and, upon reasonable advance notice, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person's books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer's designees) shall have the right to make such verification concerning the Pledged Collateral or the Account Collateral as such Buyer may consider reasonable under the circumstances; and

            (ii) Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer (or its designee) with any financial, operating or other type of information requested by such Buyer to the extent that it is reasonably available or can be developed without significant effort or expense to the Company

      n.    Insurance

      . During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to:

            (i) Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies of insurance have been or shall be, no later than ten (10) days prior to each Additional Closing Date, delivered to the Buyers, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to Collateral Agent, showing loss under such insurance policies payable to Collateral Agent. Such endorsement, or an independent instrument furnished to the Collateral Agent, shall provide that the insurance company shall give the Collateral Agent at least thirty (30) days' prior written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of the Company or the applicable Subsidiary or any other Person shall affect the right of the Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or the applicable Subsidiary shall cause to be executed and delivered to the Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).

            (ii) Maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Collateral Agent. Original (or certified) copies of such policies have been or shall be, no later than ten (10) days after the Amendment Date, delivered to the Buyers, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Collateral Agent as an additional insured thereunder and providing that the insurance company shall give Collateral Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

            (iii) If the Company or any of the Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, the Buyers, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Buyers deems advisable. Such insurance, if obtained by the Buyers, may, but need not, protect the interests of the Company and the Subsidiaries or pay any claim made by or against the Company and the Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and the Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and the Subsidiaries' providing evidence that they have obtained the insurance as required above. All sums disbursed by the Buyers in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Indebtedness under the Notes, shall be payable on demand by the Company to the Buyers and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes.

      o.    Collateral

      . During the Security Period, the Company shall, and shall cause the Subsidiaries to, maintain the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment (as defined in the Amended and Restated Security Agreement) and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained, subject to normal wear and tear after the Amendment Date.

      p.    Taxes

      . During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to, file all required tax returns and pay all of its taxes (including taxes imposed by federal, state or municipal agencies) when due, subject to any extensions granted by the applicable taxing authority, and shall cause any Liens for taxes to be promptly released; provided, however, that a Person shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person's financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes; (iii) such Person keeps on deposit with the Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of the Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Person fails to prosecute such contest with reasonable diligence, the Collateral Agent may apply the money so deposited in payment of such taxes. If the Company or a Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person, the Buyers may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by the Buyers shall constitute Indebtedness under the Notes, shall be payable by the Company to the Buyers on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Notes. For purposes hereof, "LIEN" means, with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including (i) any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing, and (ii) any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder).

      q.    Intellectual Property

      . During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to, maintain adequate licenses, patents, patent applications, copyrights, service marks and trademarks to continue its business as presently proposed to be conducted by it (including as described to the Buyers prior to the Amendment Date) or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

      r.    Patriot  Act,  Investor  Secrecy  Act and Office of Foreign  Assets
Control.

        As required by federal law and the Buyers' policies and practices, the Buyers may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information.

      s.    Drilling Title Opinions

      . During the Security Period, prior to the commencement by the Company or any of the Subsidiaries of any drilling operations, or deepening, sidetracking or other Subsequent Operations (as such term is commonly used in the industry in joint operating agreements) conducted by such entity as the Operator (as such term is commonly used in the industry in joint operating agreements), on any of the oil and gas leasehold interests (or pursuant to any other exploration and development rights, concessions, working interests and participation interests acquired under a farmout agreement, option agreement, participation agreement, or other acquisition or drilling agreements granting such rights and interests), including all Hydrocarbon Property (as defined in the Mortgages), that (i) are leased or otherwise owned or possessed by the Company or any of the Subsidiaries, (ii) in connection with which the Company or any of the Subsidiaries has entered into a farmout agreement, option agreement, participation agreement or other acquisition or drilling agreement or (iii) the Company or any of the Subsidiaries has agreed (or has an option) to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, the "REAL PROPERTY"), the Company or such Subsidiary will obtain a customary drilling title opinion with respect to such Real Property. Upon written request to the Company by the Buyers, the Company shall promptly provide the Buyers with a copy of such drilling title opinion, subject to the Buyers' execution of a confidentiality agreement reasonably acceptable to the Company with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries contained in such drilling title opinion, of the restriction herein on the Company's disclosure to the Buyers of material non-public information.

      t.    Security Covenants.

        During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to, at its own respective cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as any Buyer or the Collateral Agent may from time to time request in order to carry out the intent and purposes of this Agreement, the Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Collateral Agent for the benefit of the Buyers on the Collateral (as each term is defined in the Amended and Restated Security Agreement, and including Collateral acquired after the Amendment Date), including on any and all assets of the Company and each of the Subsidiaries, whether now owned or hereafter acquired. For purposes hereof, "PERMITTED LIEN" means: (i) Liens created by the Security Documents; (ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and the Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained; (iv) Liens arising in the ordinary course of business in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (v) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate for the Company and the Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (vi) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Subsidiaries; (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of the Subsidiaries to provide collateral to the depository institution; (viii) Liens securing Capital Lease Obligations permitted under
Section 6(f)(ii), provided that such Liens attach only to the fixed assets financed by such Capital Lease Obligations and that such Liens attach concurrently with, or within ninety (90) days, after the acquisition thereof; and (ix) the Diversity Security Interest (but only for so long as the Diversity Note remains outstanding).

            (i) Without limiting the generality of the foregoing, in the event that the Company or any of the Subsidiaries shall, at any time during the Security Period, acquire or form any new Subsidiary after the Amendment Date, the Company shall, or shall cause the respective Subsidiary to cause such new Subsidiary, upon such acquisition or concurrently with such formation, as applicable, (A) to execute, and thereafter perform its obligations under, the Amended and Restated Security Agreement and the Subsidiary Guaranty and to take such other action (including authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary), as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Collateral Agent for the benefit of Collateral Agent and the Buyers on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (B) to execute such other Security Documents, in form and content acceptable to Collateral Agent, as may be required or requested by Collateral Agent in connection with the actions contemplated by the preceding clause (A), and (C) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as Collateral Agent shall have reasonably required or requested.

            (ii) During the Security Period, (A) the Company shall, and the Company shall cause each of the Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries is a wholly-owned Subsidiary, and that Collateral Agent shall have, for the benefit of Collateral Agent and the Buyers, a first priority Lien on all Capital Stock or other equity securities of each of the Subsidiaries concurrently with acquisition or formation of such Subsidiary; and (B) the Company shall, or shall cause each of the Subsidiaries to deliver promptly to Collateral Agent, to the extent required by the applicable Security Documents, the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as Collateral Agent shall request to perfect the security interest created therein pursuant to such Security Documents. As used in this Agreement, "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            (iii) Concurrently with the acquisition by the Company or any of the Subsidiaries, at any time during the Security Period, of any real estate or real property leasehold interests, the Company shall deliver or cause to be delivered to the Collateral Agent, with respect to such real estate, (A) a mortgage or deed of trust, as applicable, in form and substance satisfactory to the Collateral Agent, executed by the title holder thereof, (B) an ALTA lender's title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent in form and substance and in amounts reasonably satisfactory to the Collateral Agent ensuring the Collateral Agent's first priority Lien on such real estate, free and clear of all defects, encumbrances and Liens except Permitted Liens; (C) a current ALTA survey, certified to the Collateral Agent by a licensed surveyor, in form and substance satisfactory to the Collateral Agent, (D) a certificate, in form and substance acceptable to the Collateral Agent, to the Collateral Agent from a national certification agency acceptable to the Collateral Agent, certifying that such real estate is not located in a special flood hazard area, and (E) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by the Collateral Agent, all of which shall be in form and substance satisfactory to the Collateral Agent. Notwithstanding any interpretation or construction of this Section 5(t)(iii) to the contrary, clauses (B) and (C) hereof shall not apply to the acquisition of any oil and gas leases or other oil and gas rights and interests associated with the exploration and production of oil, gas and other minerals under oil, gas and mineral leases or similar agreements granting such rights and interests.

            (iv) During the Security Period, the Company shall, and shall cause each of the Subsidiaries to, (A) refrain from engaging to any extent in any business other than the ownership and operation of oil, gas and other hydrocarbon drilling, exploration and development rights, concessions, working interests and participation interests and hydrocarbon transportation facilities and businesses reasonably related thereto or in furtherance thereof, and (B) preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business.

      u.    [INTENTIONALLY OMITTED]



      v.    Stop Orders.

         The Company will advise each of the Buyers, within one Business Day after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      w.    Market Regulations

      . The Company shall notify the SEC, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes to the Buyers and promptly provide copies thereof to the Buyers.

6.    NEGATIVE COVENANTS.

      a.    [INTENTIONALLY OMITTED]

      b.    Status.

        From the date of this Agreement until the end of the Reporting Period, the Company shall not, nor will it permit any of the Subsidiaries to, become a USRPHC; and upon any Buyer's request, the Company shall inform the Buyers whether any of the Securities then held by any Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

      c.    Stay, Extension and Usury Laws

      . The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on, any of the Notes as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of any of the Transaction Documents; and the Company (to the extent it may lawfully do so), on behalf of itself and the Subsidiaries, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Buyers, but will suffer and permit the execution of every such power as though no such law has been enacted. Notwithstanding the foregoing, the obligations of the Company hereunder shall be subject to the limitation that payments of Interest (as defined in the Notes) on any Note shall not be required, for any period for which Interest is computed thereon, to the extent (but only to the extent) that contracting for or receiving such payment by the Buyer holding such Note would be contrary to the provisions of any law applicable to such Buyer, and in such event the Company shall pay such Buyer Interest at the highest rate permitted by applicable law ("MAXIMUM LAWFUL RATE"); provided, however, that if at any time thereafter the rate of Interest payable under such
Note is less than the Maximum Lawful Rate, Company shall continue to pay Interest thereon at the Maximum Lawful Rate until such time as the total Interest received by such Buyer is equal to the total Interest that would have been received by such Buyer had the Interest payable on such Note been (but for the operation of this paragraph) the Interest rate payable since the Amendment Date as otherwise provided in such Note.

      d.    Payment Restrictions Affecting Subsidiaries.

         During the Security Period, (i) the Company shall not, nor will it permit any of the Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not, and shall not cause or permit the Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (A) pay dividends or make any other distribution on any of such Person's Capital Stock owned by the Company or any other Subsidiary; (B) pay any Indebtedness owed to the Company or any other Subsidiary; (C) make loans or advances to the Company or any other Subsidiary; or (D) transfer any of its property or assets to the Company or any other Subsidiary.

      e.    Prepayments.

       Except for the intercompany indebtedness among the Company and the Subsidiaries permitted by Section 6(f), from the date of this Agreement until the end of the Reporting Period, the Company shall not, nor will the Company permit any of the Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Notes by structure or contract.

      f.    Indebtedness.

        From the date of this Agreement until the end of the Reporting Period, the Company shall not, and the Company shall cause each of the Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than Indebtedness under the Notes issued pursuant to this Agreement, except that the Company and the Subsidiaries may, (i) incur non-convertible Indebtedness for borrowed money, and only to the extent, that (A) a subordination agreement in favor of and in form and substance satisfactory to the Buyers in its sole and absolute discretion is executed and delivered to the Buyers with respect thereto (which subordination agreement shall prohibit payments in respect of such subordinated Indebtedness for so long as any Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until at least ninety (90) days after the Maturity Date of any outstanding Notes, and (C) such subordinated Indebtedness is not secured by any of the assets of the Company or any of the Subsidiaries; (ii) incur purchase money Indebtedness or Capital Lease Obligations in an aggregate amount not to exceed $250,000 outstanding at any time; (iii) incur unsecured intercompany Indebtedness amongst the Company and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Amended and Restated Security Agreement and the Subsidiary Guaranty, to the extent such Indebtedness is evidenced by a promissory note that has been pledged to Collateral Agent; (iv) incur Indebtedness of the Company and the Subsidiaries for taxes, assessments, municipal or governmental charges not yet due;
(v) incur obligations of the Company and the Subsidiaries resulting from endorsements for collection or deposit in the ordinary course of business; and
(vi) suffer to exist the Diversity Note (and the obligations thereunder) and the Leexus Additional Consideration Obligation, in each case as in effect on the date of its original issuance or incurrence, without waiver, amendment, supplement, restatement or other modification thereof after such date (any Indebtedness that the Company or any of the Subsidiaries is expressly permitted to incur pursuant to clauses (i) through (vi) above being referred to herein as "PERMITTED INDEBTEDNESS").

      g.    Liens.

         From the date of this Agreement until the later of the end of the Reporting Period and the date the Amended and Restated Security Agreement has terminated, the Company shall not, and shall cause each of the Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

      h.    Corporate Existence

      . During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the
Company's assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed on a national securities exchange, (ii) immediately before and immediately after giving effect to such transaction, no Event of Default (as defined in the Notes) shall have occurred and be continuing.

      i.    Restriction on Loans; Investments; Subsidiary Equity

      . During the Security Period, the Company shall not, and shall not permit any of the Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity, other than unsecured intercompany indebtedness permitted by Section 6(f) (and not otherwise prohibited hereunder) and capital contributions to Subsidiaries incident to the formation and capitalization of such Subsidiaries in accordance with this Agreement and limited to de minimis amounts necessary to form and capitalize such Subsidiaries, (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests in which the Buyers are not granted a valid, perfected first priority security interest, or (iii) issue, transfer or pledge any Capital Stock or equity interest in any Subsidiary to any Person other than the Company. "PERMITTED INVESTMENTS" means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within ninety (90) days of the investment by the Company or any Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Collateral Agent.

      j.    Equipment

      . During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, (i) permit any Equipment to become a fixture to Real Property unless such Real Property is owned or leased by such Person and is subject to a mortgage in favor of the Collateral Agent, for the benefit of the Buyers, and if such Real Property is leased, is subject to a landlord's agreement in favor of the Buyers on terms acceptable to the Collateral Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority perfected Lien in favor of the Collateral Agent, for the benefit of the Buyers and any other holders of the Notes.

      k.    Affiliate Transactions

      . During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for transactions with either of the Buyers or the Collateral Agent or any of their respective Affiliates and intercompany transactions between or among the Company and its wholly-owned Subsidiaries, in each case as permitted (and not otherwise prohibited) hereunder, and customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

      l.    Settling of Accounts

      . From the date of this Agreement until the end of the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, sell, discount, settle or adjust any Account (as defined in the Amended and Restated Security Agreement); provided that after the Amendment Date, so long as no Event of Default shall have occurred and be continuing, the Company and the Subsidiaries may (i) discount or settle past due Accounts on an arm's length basis in the ordinary course of business, and (ii) provide early payment discounts in respect of Accounts in the ordinary course of business, consistent with past practice.

      m.    Limitation on Sale and Leaseback Transactions

      . During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Company or any of the Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

      n.    Investment Company; Public Utility

      . During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, become an "investment company," a company controlled by an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940; nor shall the Company become, or permit any of the Subsidiaries to become, subject to regulation as
(i) a "public utility," (ii) "public utility company," (iii) a "holding company" of a "public utility" or a "public utility company," (iv) a "subsidiary company" of a such a "holding company," or (v) an affiliate of a such a "holding company" or such a "subsidiary company," in each case as such terms or similar terms are used within the meaning of any Law.

      o.    Real Property Leases

      . During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, amend, modify, violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in a reversion of rights to a Person under, any leases and other agreements with respect to which the Company or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property to which the Company or any of the Subsidiaries is a party, except to the extent such amendment, modification, violation, breach or default, action or inaction could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

      p.    Restriction on Purchases or Payments

      . During the Security Period, the Company shall not, and the Company shall cause each of the Subsidiaries not to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Capital Stock or split, combine or reclassify any Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Capital Stock; provided, however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or by a domestic Subsidiary, provided that all of the equity of such domestic Subsidiary is directly or indirectly owned by the Company, such domestic Subsidiary is controlled by the Company and such domestic Subsidiary is a party to, and in compliance with, the Subsidiary Guaranty and the Amended and Restated Security Agreement, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Common Stock or the Capital Stock of any of the Subsidiaries.

      q.    No Avoidance of Obligations

      . During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict the Company's or any of the Subsidiaries' ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Notes or the other Transaction Documents.

      r.    No Integrated Offering

      . Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, the rules and regulations of the Principal Market or any regulatory or self-regulatory authority.

      s.    Regulation M

      . Neither the Company, nor the Subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

      t.    Financial Covenant.

            (i) The Company shall not allow the Daily Barrel Average to be less than Four Hundred (400) barrels of oil and/or its equivalent in natural gas (including barrels of oil and barrels of oil equivalents from gas produced into a sales pipeline at a ratio of one (1) barrel of oil for each six thousand (6,000) cubic feet ("MCF") of gas (collectively, "BOES")) in the calendar quarter ending September 30, 2008, or be less than Five Hundred (500) BOEs in the calendar quarter ending December 31, 2008, or be less than One Thousand (1,000) BOEs in any calendar quarter of 2009 (the failure of the Daily Barrel Average to be at least the applicable minimum (as set forth in this sentence) in any such calendar quarter being referred to as a "FINANCIAL COVENANT FAILURE"). For purposes of this Agreement, the "DAILY BARREL AVERAGE" means, for any calendar quarter, the arithmetic average of the aggregate BOEs produced by all of the Real Property of the Company and the Subsidiaries that are, directly or indirectly, wholly owned by the Company (the "COVERED PROPERTIES"), net to the Working Interests (as defined in the Replacement Override Conveyances) owned by the Company and such Subsidiaries in such Real Property, on each of the days in such calendar quarter; provided, however, that there shall be excluded, in making any such computation, such portion of the BOEs produced by the Covered Properties that are not Current Override Properties in excess of the portion that would result in such production constituting 50% of the aggregate BOEs produced by the Covered Properties.

            (ii) On the second Business Day following each date that the Company files or is required to file a Periodic Report (which in each case shall disclose the Company's Daily Barrel Average for the calendar quarter covered by such Periodic Report (or, in the case of an Annual Report on Form 10-K, for the fourth calendar quarter of the year covered by such Annual Report), details of the calculations and components thereof and any Financial Covenant Failure with respect to any such month), the Company shall deliver to each Buyer, by facsimile or overnight courier, a certificate executed by its principal financial officer (an "OFFICER'S CERTIFICATE") certifying as to the accuracy of the Periodic Report and of each of the Daily Barrel Averages disclosed therein. Notwithstanding anything contained herein to the contrary, no Officer's Certificate delivered by the Company to any Buyer shall contain any material non-public information regarding the Company or any of the Subsidiaries.

            (iii) In the case of a bona fide dispute as to the determination of the Daily Barrel Average for any calendar quarter, the Company shall transmit an explanation of the disputed determinations to the Buyers via facsimile within two (2) Business Days of the occurrence of the dispute. If the Buyers and the Company are unable to agree upon the determination of such Daily Barrel Average for such calendar quarter within two (2) Business Days of such disputed determination being transmitted to the Buyers, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile the disputed determination of the Daily Barrel Average to a qualified, independent petroleum engineer, agreed to by the Company and the holders of all of the Notes then outstanding. The Company shall direct the petroleum engineer to perform the determinations or calculations, at the Company's expense, and notify the Company and the Buyers of the results no later than two (2) Business Days from the time it receives the disputed determinations. Such petroleum engineer's determination shall be binding upon all parties absent manifest error.

      7.    LIMITED WAIVER.

      a. Subject to the conditions set forth in Section 7(b) hereof, each of the Buyers, severally and not jointly, hereby waives the Company's and the Subsidiaries' failure to (i) promptly deliver the amended and restated Revolving Note, as amended by the First Amendment, pursuant to Section 1(d) of the First Amendment, and (ii) deliver, on or prior to September 28, 2007, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Mortgages, the
Deposit  Account  Control  Agreements  and  the  other  security documents  and financing statements required to be delivered by the Company and the Subsidiaries pursuant to Section 3(c) of the First Amendment.

      b. The limited waivers set forth in Section 7(a) are conditioned upon, and subject to, the delivery, validity and enforceability of the Company's commitments and obligations under this Agreement, and the failure to deliver any such documents, or the voiding, setting aside, or determination of invalidity or unenforceability of which shall render such waivers null and void and of no force and effect, each Buyer being entitled thereafter to exercise all remedies at law or in equity under this Agreement and the Transaction Documents as if Section 7(a) had not been part of this Agreement, as executed. The limited waivers set forth in Section 7(a) hereof (i) are not, nor shall they be deemed to be, waivers under any other circumstance or waivers of any other condition, requirement, provision or breach of, or rights under, any of the Transaction Documents or any other agreement or instrument, and (ii) do not, nor shall they be deemed to, establish a custom or course of dealing.

8.    CONDITIONS  TO  THE  OBLIGATIONS  OF THE COMPANY TO CLOSE  AN  ADDITIONAL
CLOSING.

      The obligation of the Company to take the actions specified in Section 1(b) at any Additional Closing is subject to the satisfaction, at or prior to the applicable Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

      a. Such Buyer shall have delivered to the Company the Additional Purchase Price (less the amount withheld pursuant to Section 5(h)) for the Additional Notes being purchased by such Buyer at such Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

      b. The representations and warranties of such Buyer shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to such Additional Closing Date.

      c. No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at such Additional Closing.

9.    CONDITIONS TO BUYERS' OBLIGATIONS TO CLOSE AN ADDITIONAL CLOSING.

      The obligation of each Buyer to purchase Additional Notes from the Company or to take the actions specified in Section 1(b) at any Additional Closing is subject to the satisfaction, at or prior to the Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

      a. The Company shall have executed and delivered to such Buyer the Additional Notes being purchased by such Buyer at such Additional Closing.

      b. The Company shall have complied with the requirements of Section 1(b) (including the Additional Note Issuance Amount Limitations) and all of the Additional Sale Notice Election Conditions set forth in Section 1(c) shall have been satisfied at all times from the Amendment Date until and including such Additional Closing Date.

      c. The representations and warranties of the Company (including any exceptions thereto contained in the schedules hereto) shall be true and correct as of the date when made and as of such Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

      d. The Company shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Securities (including the Additional Notes) pursuant to this Agreement in compliance with such laws.

      e. No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at such Additional Closing.

      f. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

10.   INDEMNIFICATION.

      a.    Company Indemnification Obligation

      . In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's obligations under the Transaction Documents, the Company (for purposes of this Section 10(a), the "INDEMNIFYING PARTY") shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their equity holders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (for purposes of this Section 10(a), collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (for purposes of this Section 10(a), the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Indemnifying Party in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Indemnifying Party contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee's owners, investors or Affiliates), or (d) any assets or transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of any of the Securities. To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, such Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

      b.    Indemnification Procedures

      . Each Indemnitee (as defined under Section 10(a)) shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such claim) and (ii) permit such Indemnifying Party, as applicable, to assume the defense of such claim with counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within five (5) days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of its counsel, a conflict of interest may exist between the Indemnitee and the Indemnifying Party with respect to such claims (in which case, if the Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Indemnifying Party assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnitee shall be required by an Indemnifying Party to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnifying Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable, provided that, at least five (5) days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

11.   AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT.

      Notwithstanding anything to the contrary contained herein or in the Initial Notes, neither this Agreement nor either of the Initial Notes is intended, or does serve, to effect a novation of the Obligations, as contemplated by the Company Security Agreement and the Subsidiary Security Agreement (the "EXISTING OBLIGATIONS"). Instead, it is the express intention of the parties hereto to reaffirm the Existing Obligations created under the Loan Agreement (as amended and restated pursuant to the terms hereof) and the Revolving Note, and secured by the Collateral, as contemplated by the Company Security Agreement and the Subsidiary Security Agreement. The Company hereby acknowledges and confirms that the liens granted pursuant to the Security Documents secure the indebtedness, liabilities and obligations of the Company to Collateral Agent and Buyers under the Loan Agreement, as amended and restated hereby and by the Initial Notes, and that the term "Obligations" as used in the Security Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Company to Collateral Agent and Buyers) includes, without limitation, the Existing Obligations, and the indebtedness, liabilities and obligations of the Company under the Initial Notes and the other Notes to be delivered under this
Agreement, as the same may be further amended, restated, modified or supplemented from time to time. The Security Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement.

12.   GOVERNING LAW; MISCELLANEOUS.

      a.    Governing Law; Jurisdiction; Jury Trial

      . All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York, and each Buyer has made Advances under the Loan Agreement and will make payment of any Additional Purchase Price from its bank account located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      b.    Counterparts

      . This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

      c.    Headings

      . The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      d.    Severability

      . If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      e.    Entire Agreement; Amendments

      . This Agreement supersedes all other prior oral or written agreements among the Buyers, the Company, and the Subsidiaries and Persons acting on their behalf with respect to the matters discussed herein (including the Loan Agreement and the First Amendment), and this Agreement, the other Transaction Documents and the other instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor either of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and each of the Buyers. Any such amendment shall bind all holders of the Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding.

      f.    Notices

      . Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

            South Texas Oil Company
            769 Highway 95 N.
            Bastrop, Texas  78602
            Facsimile:  512-321-4737
            Attention: Scott Zimmerman,
                       Chief Executive Officer
                       Scott.zimmerman@southtexasoil.com

      With a copy to:

            Corporate Legal Solutions
                 6 Wheeler's Point Road
                 Gloucester, MA  01930-1691
               Faccimile: 978-283-4692
            Attention:Roy D. Toulan, Jr., Esq.
                      rdtoulan@CorpLegalSolutions.net

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

      g.    Successors and Assigns

      . This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of all of the Notes then outstanding, except pursuant to a merger permitted pursuant to Section 6(h). Each Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, each Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

      h.    No Third Party Beneficiaries

      . This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 10 hereof, each Indemnitee, but is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      i.    Survival

      . The representations and warranties of the Company and each Buyer contained in Sections 3 and 4, respectively, the agreements and covenants set forth in Sections 5, 6 and 12, and the indemnification and contribution provisions set forth in Section 10, shall survive the consummation of the transactions contemplated hereby, including any closings on any Additional Closing Dates. The Company acknowledges and agrees that the provisions of
Section 18 of each Note shall survive the redemption, repayment or surrender of each such Note.

      j.    Further Assurances

      . Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      k.    Termination

      . Notwithstanding anything to the contrary contained herein, in the event that an Additional Closing shall not have occurred on or before the eighth (8th) Business Day following an Additional Sale Election Notice Date due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 8 and 9 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate the obligations with respect to such Additional Closing at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement); provided, however, that if a party's obligations with respect to such Additional Closing are terminated pursuant to this Section 12(k), the Company shall be obligated to pay such Buyer (so long as such Buyer is not a breaching party) its transaction fees and reimbursement amounts as set forth in
Section 5(h) as if such Buyer had purchased the Additional Notes.

      l.    Placement Agent

      . The Company represents and warrants to each Buyer that it has not engaged any placement agent, broker or financial advisor in connection with the issuance and sale of the Notes. The Company shall be responsible for the payment of any fees or commissions of any placement agent or broker relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

      m.    No Strict Construction

      .   The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      n.    Waiver of Subrogation

      . The Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which the Company may now or hereafter have against any Person directly or contingently liable for the Obligations hereunder, or against or with respect to the Company's property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

      o.    Remedies

      . Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law; provided, however that none of the Collateral Agent, the Buyers and any other holders of the Notes shall be liable to the Company or any of the Subsidiaries for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

      p.    Rescission and Withdrawal Right

      . Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever such Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of the Subsidiaries does not timely perform its related obligations within the periods therein provided, then the Buyers may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      q.    Payment Set Aside

      . To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers pursuant to this Agreement, the Notes, the Subsidiary Guaranty or any other Transaction Document or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of the Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      r.    Independent Nature of the Buyers

      . Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Notes and the other Transaction Documents, and it shall not be necessary for any other holder of any of the Securities to be joined as an additional party in any proceeding for such purpose.

      s.    Interpretative Matters

      . Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP,
(c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the use of the word "including" in this Agreement shall be by way of example rather than limitation.


                               *  *  *  *  *  *

      IN WITNESS WHEREOF, the Company and the Buyers have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


COMPANY:

SOUTH TEXAS OIL COMPANY,
a Nevada corporation


By:   ___________________________
Name: J. Scott Zimmerman
Title:Chief Executive Officer


BUYERS:

THE LONGVIEW FUND, L.P.,
a California limited partnership

By: Viking Asset Management, LLC
Its:  Investment Adviser

By:   ___________________________
Name: S. Michael Rudolph
Title:Chief Financial Officer


LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By:   Viking Asset Management, LLC
Its:  Investment Advisor

By:
Name: S. Michael Rudolph
Title:Chief Financial Officer


60625550




                Signature Page to Securities Purchase Agreement

                              SCHEDULE OF BUYERS


    BUYER'S NAME                    BUYER'S ADDRESS                PRINCIPAL AMOUNT OF    ALLOCATION          BUYER'S LEGAL
                                 AND FACSIMILE NUMBER                 INITIAL NOTES       PERCENTAGE         REPRESENTATIVE'S
                                                                                                               ADDRESS AND
                                                                                                            FACSIMILE NUMBER


The Longview Fund,   {c/o}Viking Asset Management, LLC               $17,908,013.11             75%         Katten Muchin
L.P.                 600 Montgomery Street, 44th Floor, San                                                 Rosenman LLP
                     Francisco, CA 94111                                                                    525 W. Monroe
                     Attention: S. Michael Rudolph                                                          Street
                     Facsimile: (415) 981-5301                                                              Chicago, Illinois
                     Residence:  California                                                                 60661-3693
                                                                                                            Attention: Mark
                     and                                                                                    D. Wood, Esq.
                                                                                                            Facsimile: (312)
                     c/o Viking Asset Management, LLC                                                       902-1061
                     10 Glenville Street, 3rd Floor
                     Greenwich, CT 06831
                     Attention: Robert J. Brantman
                     Facsimile: (646) 840-4958

Longview Marquis     {c/o}Viking Asset Management, LLC                $5,969,337.71             25%         Katten Muchin
Master Fund, L.P.    600 Montgomery Street, 44th Floor, San                                                 Rosenman LLP
                     Francisco, CA 94111                                                                    525 W. Monroe
                     Attention: S. Michael Rudolph                                                          Street
                     Facsimile:  (415) 981-5301                                                             Chicago, Illinois
                     Residence:  British Virgin Islands                                                     60661-3693
                                                                                                            Attention: Mark
                     and                                                                                    D. Wood, Esq.
                                                                                                            Facsimile: (312)
                     c/o Viking Asset Management, LLC                                                       902-1061
                     10 Glenville Street, 3rd Floor
                     Greenwich, CT 06831
                     Attention: Robert J. Brantman
                     Facsimile: (646) 840-4958

                                   SCHEDULE


Schedule 4(a)Subsidiaries

                EXHIBITS


Exhibit A	Form of Initial Note
Exhibit B	Form of Additional Note
Exhibit C	Form of Amended and Restated Security Agreement
Exhibit D	Form of Mortgage
Exhibit E	Form of Deposit Account Control Agreement
Exhibit F	Form of Subsidiary Guaranty
Exhibit G	Form of Pledge Agreement
Exhibit H	Form of Replacement Override Conveyances
Exhibit I	Form of Legal Opinion

                               TABLE OF CONTENTS


1.    AMENDMENT AND RESTATEMENT OF REVOLVING NOTE; ADDITIONAL NOTES.
      5
      a.    Delivery of Notes.................................................5
      b.    Purchase and Sale of Additional Notes.............................5
      c.    Additional Closing Dates..........................................6
      d.    Additional Closing Date Form of Payment...........................7

1A.   AMENDMENT OF WARRANTS...................................................7
      a.    Acknowledgement of Exercise Price.................................7
      b.    Warrant Amendment.................................................7

2. DELIVERY OF CONVEYANCES OF OVERRIDING ROYALTY INTERESTS, MORTGAGES, ACCOUNT CONTROL AGREEMENTS, AND SECURITY DOCUMENTS AND WARRANTS.
      8
      a.    Conveyances of Overriding Royalty Interests.......................8
      b.    Mortgages.........................................................8
      c.    Account Control Agreements........................................8
      d.    Other Security Documents..........................................9
      e.    Warrants..........................................................9

3.    BUYERS' REPRESENTATIONS AND WARRANTIES..................................9
      a.    Investment Purpose................................................9
      b.    Accredited Investor Status........................................9
      c.    Reliance on Exemptions............................................9
      d.    Information......................................................10
      e.    No Governmental Review...........................................10
      f.    Transfer or Resale...............................................10
      g.    Legends..........................................................11
      h.    Authorization; Enforcement; Validity.............................12
      i.    Residency and Offices............................................12

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................12
      a.    Due Incorporation................................................12
      b.    Outstanding Stock................................................12
      c.    Authorization; Enforcement; Validity.............................13
      d.    Additional Issuances.............................................13
      e.    Consents.........................................................13
      f.    No Violation or Conflict.........................................14
      g.    The Securities...................................................14
      h.    Litigation.......................................................15
      i.    Reporting Company................................................15
      j.    Information Concerning Company...................................15
      k.    Defaults.........................................................16
      l.    Listing..........................................................16
      m.    No Undisclosed Liabilities.......................................16
      n.    No Undisclosed Events or Circumstances...........................16
      o.    Capitalization...................................................16
      p.    No Disagreements with Accountants and Lawyers....................17
      q.    DTC Status.......................................................17
      r.    Investment Company...............................................17
      s.    No General Solicitation..........................................17
      t.    No Integrated Offering...........................................17
      u.    Tax Status.......................................................18
      v.    Replacement Override Conveyances.................................18
      w.    Outstanding Indebtedness; Liens..................................18

5.    AFFIRMATIVE COVENANTS..................................................20
      a.    Reasonable Best Efforts..........................................20
      b.    Form D and Blue Sky..............................................20
      c.    Reporting Status.................................................20
      d.    Use of Proceeds..................................................20
      e.    Financial Information of the Company.............................20
      f.    Internal Accounting Controls.....................................21
      g.    Listing..........................................................21
      h.    Expenses.........................................................21
      i.    Disclosure of Transactions and Other Material Information........22
      j.    Pledge of Securities.............................................23
      k.    Notices..........................................................24
      l.    Compliance with Laws and Maintenance of Permits..................25
      m.    Inspection and Audits............................................25
      n.    Insurance........................................................25
      o.    Collateral.......................................................26
      p.    Taxes............................................................27
      q.    Intellectual Property............................................27
      r.    Patriot Act, Investor Secrecy Act and Office of Foreign Assets
            Control..........................................................27
      s.    Drilling Title Opinions..........................................28
      t.    Security Covenants...............................................28
      u.    [INTENTIONALLY OMITTED]..........................................30
      v.    Stop Orders......................................................30
      w.    Market Regulations...............................................31

6.    NEGATIVE COVENANTS.....................................................31
      a.    [INTENTIONALLY OMITTED]..........................................31
      b.    Status...........................................................31
      c.    Stay, Extension and Usury Laws...................................31
      d.    Payment Restrictions Affecting Subsidiaries......................32
      e.    Prepayments......................................................32
      f.    Indebtedness.....................................................32
      g.    Liens............................................................33
      h.    Corporate Existence..............................................33
      i.    Restriction on Loans; Investments; Subsidiary Equity.............33
      j.    Equipment........................................................34
      k.    Affiliate Transactions...........................................34
      l.    Settling of Accounts.............................................34
      m.    Limitation on Sale and Leaseback Transactions....................35
      n.    Investment Company; Public Utility...............................35
      o.    Real Property Leases.............................................35
      p.    Restriction on Purchases or Payments.............................35
      q.    No Avoidance of Obligations......................................36
      r.    No Integrated Offering...........................................36
      s.    Regulation M.....................................................36
      t.    Financial Covenant...............................................36

7.    LIMITED WAIVER.........................................................37

8.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO CLOSE AN ADDITIONAL
      CLOSING.
      38

9.    CONDITIONS TO BUYERS' OBLIGATIONS TO CLOSE AN ADDITIONAL CLOSING.
      38

10.   INDEMNIFICATION........................................................39
      a.    Company Indemnification Obligation...............................39
      b.    Indemnification Procedures.......................................40

11.   AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT............................41

12.   GOVERNING LAW; MISCELLANEOUS...........................................41
      a.    Governing Law; Jurisdiction; Jury Trial..........................41
      b.    Counterparts.....................................................42
      c.    Headings.........................................................42
      d.    Severability.....................................................42
      e.    Entire Agreement; Amendments.....................................42
      f.    Notices..........................................................43
      g.    Successors and Assigns...........................................43
      h.    No Third Party Beneficiaries.....................................44
      i.    Survival.........................................................44
      j.    Further Assurances...............................................44
      k.    Termination......................................................44
      l.    Placement Agent..................................................45
      m.    No Strict Construction...........................................45
      n.    Waiver of Subrogation............................................45
      o.    Remedies.........................................................45
      p.    Rescission and Withdrawal Right..................................45
      q.    Payment Set Aside................................................46
      r.    Independent Nature of the Buyers.................................46
      s.    Interpretative Matters...........................................46